Exhibit 99.1

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCE

DENVER, CO March 20, 2014 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor event:

•	March 24, 2014 - Howard Weil 42nd Annual Energy Conference. Tony Best, CEO, will present at 2:55 PM Central Time.

SM Energy's presentation materials for this event will be available the day of the presentation at the Company's website at www.sm-energy.com.

ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and natural gas liquids in onshore North America. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm‑energy.com.

SM ENERGY CONTACTS:
MEDIA:
Patty Errico, perrico@sm-energy.com, 303-830-5052

INVESTORS:
Brent Collins, ir@sm-energy.com, 303-863-4326
James Edwards, ir@sm-energy.com, 303-837-2444